Exhibit 99.1
Press Release
Beijing Med-Pharm Completes 49% Acquisition of Sunstone Pharmaceutical Co., Ltd.
Wednesday October 31, 2007
PLYMOUTH MEETING, Pa.—(BUSINESS WIRE)—Beijing Med-Pharm Corporation (NASDAQ:BJGP — News) (“Beijing Med-Pharm” or the “Company”), today announced that it has completed the acquisition of 49% of the issued share capital of Hong Kong Fly International Health Care Limited, a Hong Kong corporation, that holds 100% of the equity interests of Sunstone Pharmaceutical Co., Ltd. (“Sunstone”). The purchase price for this transaction is approximately USD $32.0 million and the acquisition is expected to be accretive in 2007. Sunstone is a privately held manufacturer of primarily over-the-counter (OTC) medicines, with operations in Tangshan, Hebei Province, People’s Republic of China.
David Gao, Chief Executive Officer of Beijing Med-Pharm, stated, “This transaction provides many immediate and long-term benefits to our business, and brings compelling cross-promotional opportunities with Sunstone’s well-known OTC product lines like Good Baby and Confort. We intend to leverage our growing product portfolio across Sunstone’s existing retail pharmacy distribution network, as well as distribute their leading brands to our established network of hospitals and doctors.”
As previously announced, Beijing Med-Pharm has entered into an agreement to purchase the remaining 51% interest of Hong Kong Fly International Health Care Limited, which is expected to be completed during the first quarter of 2008. The closing of this transaction is subject to a number of conditions, including completion of U.S. GAAP financial statements, and shareholder and NASDAQ approval.
About Beijing Med-Pharm Corporation
Beijing Med-Pharm Corporation, through its subsidiaries, is a pharmaceutical marketing and distribution company that is building a proprietary portfolio of branded pharmaceutical and healthcare products in China and is pursuing partnerships with other companies seeking to enter the Chinese pharmaceutical market. It is the only U.S. public company to offer industry partners a comprehensive suite of market-entry services in China that includes pre-market entry analysis, clinical trial management, product registration, market research, as well as pharmaceutical marketing and distribution. The company provides distribution services for a wide range of products, including Western medicines, traditional Chinese medicines, bio-chemical medicines, medical applications, branded generic pharmaceuticals, over-the-counter healthcare products, and home healthcare supplies and equipments. Beijing Med-Pharm’s proprietary portfolio, primarily focusing on women’s health and pediatrics, comprises Propess, Misopess, Anpo and Fentora. The Company is headquartered in Plymouth Meeting, Pennsylvania. Visit www.beijingmedpharm.com.

Forward Looking Statements
In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding completion of the reorganization of Sunstone Pharmaceutical Co., Ltd. and the completion of the acquisition by Beijing Med-Pharm of 49% of Hong Kong Fly International Health Care Limited, synergies of Beijing Med-Pharm and Sunstone products, including potential cross selling of products and potential efficiencies of producing Beijing Med-Pharm products with Sunstone manufacturing and packaging capabilities, the accretion of the acquisition of Hong Kong Fly International Health Care Limited to the earnings of the Beijing Med-Pharm and any expectation with respect to growth rates of Sunstone. Forward-looking statements provide Beijing Med-Pharm’s current expectations or forecasts of future events. Actual results could differ materially from those reflected in these forward-looking statements due to the ability of Beijing Med-Pharm to complete the acquisition of a minority stake in Sunstone and the ability of the two companies to work to integrate and manage the joint venture successfully, the general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries and the Chinese pharmaceutical market, and the other risks set forth in Beijing Med-Pharm’s filings with the Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Beijing Med-Pharm undertakes no obligation to update publicly any forward-looking statement.
Contact:
Beijing Med-Pharm Corporation
Fred M. Powell, Chief Financial Officer
610-940-1675
or
Integrated Corporate Relations, Inc.
In the U.S.:
Ashley Ammon MacFarlane and Christine Duan
203-682-8200 (Investor Relations)
or
In Asia:
Xuyang Zhang
86 10 8523 3087 (Investor Relations)